Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-110234 on Form S-3, Registration Statement Nos. 333-39526, 333-56557, 333-73003 and 333-70514 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-35005 on Form S-8, and Post-Effective Amendment No. 1 to Registration Statement No. 333-135838 on Form S-3 by Form S-1 of our report dated April 15, 2009, relating to the consolidated financial statements and financial statement schedule of Primus Telecommunications Group, Incorporated and subsidiaries (which report expresses an unqualified opinion, includes emphasis of matter paragraphs relating to the Company’s filing for reorganization under Chapter 11 of the U.S. Bankruptcy Code, and the Company’s ability to continue as a going concern, and includes an explanatory paragraph regarding the Company’s adoption of a new accounting standard), appearing in this Annual Report on Form 10-K of Primus Telecommunications Group, Incorporated and subsidiaries for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

McLean, Virginia

April 15, 2009